UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2008

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia		30540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, Mr. J. Keith Hales resigned as the Executive Vice President and Chief Operating Officer of Appalachian Bancshares, Inc. (the “Company”) and its subsidiaries, Appalachian Community Bank (the “Bank”) and Appalachian Community Bank, F.S.B. (the “Thrift”), effective immediately, to pursue other endeavors. Mr. Hales has served as the Executive Vice President and Chief Operating Officer of the Company, the Bank and the Thrift since October 15, 2007. No disagreements with management or the board of directors prompted Mr. Hales’ decision. Danny F. Dukes, who currently serves as the Company’s Executive Vice President and Chief Financial Officer, was appointed interim Chief Operating Officer and will assume Mr. Hales’ duties in addition to his duties as Executive Vice President and Chief Financial Officer. At this time, the Company has not determined when it will begin a search for a permanent Chief Operating Officer, but will announce such appointment when a selection is made.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

Appalachian Bancshares, Inc. (the “Company”) today announced that Gary Middleton has been appointed the Chief Retail Officer (the “CRO”) for the Company. Mr. Middleton, a 36-year banking veteran, currently serves as the CRO for Appalachian Community Bank (the “Bank”).

This information is also disclosed on the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Appalachian Bancshares, Inc. dated August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

	By:	/s/ Tracy R. Newton
Tracy R. Newton
President and Chief Executive Officer

Dated: August 15, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Appalachian Bancshares, Inc. dated August 15, 2008.